SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) August 21, 2002

                               AUGRID CORPORATION
             (Exact name of registrant as specified in its charter)

                             AUGRID OF NEVADA, INC.
                           (Former name of registrant)

Nevada            000-28661                        88-0219656
------            ---------                        ----------
(State or other   (Commission File Number)  (I.R.S. Employer Identification No.)
jurisdiction of
incorporation or
organization)

                              2275 East 55th Street
                              Cleveland, Ohio 44103
           (Address of principal executive office, including zip code)

                                 (216) 426-1589
                     (Telephone number, including area code)

Item 5.    Other Items.

Results of Shareholders' Meeting

           On August 16, 2002, we held our 2002 Annual Meeting of Shareholders. At the meeting, our shareholders elected five directors and voted on two proposals presented at the meeting upon the recommendation of our Board.

           The following persons were elected to the Board for the next year and the number of voting shares voted for each nominee:

M. J. Shaheed                  47,914,765   For    440,715 Withheld Authority
Mary F. Sloat-Horoszko         47,914,765   For    440,715 Withheld Authority
Earle B. Higgins               47,914,765   For    440,715 Withheld Authority
Essa Mashni                    47,914,765   For    440,715 Withheld Authority
Cecil Weatherspoon             47,914,765   For    440,715 Withheld Authority

     The following proposals were presented to the stockholders at the Annual Meeting and how the voting shares were voted on each proposal:

     Proposal 1 - the shareholders approved an amendment to our Articles of Incorporation to change our name to AuGRID Corporation - 48,335,480 For; 20,000 Against; 0 Abstain.

     Proposal 2 - the shareholders ratified Henry L. Creel Co., Inc. as our independent certified public auditors for the next fiscal year - 48,327,288 For; 20,000 Against; 8,192 Abstain.

     The record date for meeting was prior to the effective date of our reverse stock split.

Change of Name

     On August 30, 2002, we changed our name from AuGRID of Nevada, Inc. to AuGRID Corporation.

Compensation Committee and Grants under 2002 Long-Term Incentive Plan

     On August 2, 2002, our Board designated a Compensation Committee of the Board Directors to administer our 2002 Long-Term Incentive Plan and such other matters with respect to executive compensation and related matters. Our Board appointed three members of our Board as the members of the Compensation Committee -- Earle B. Higgins, Essa Mashni and Cecil Weatherspoon.

     On August 16, 2002, our Compensation Committee adopted the following as the Committee's Executives' Compensation Policies:

               Compensation of our executives is intended to attract, retain and award persons who are essential to the corporate enterprise. The fundamental policy of our executive compensation program is to offer competitive compensation to executives that appropriately reward the individual executive's contribution to corporate performance. The Committee utilizes subjective criteria for evaluation of individual performance and relies substantially on the executives in doing so. The Committee focuses on two primary components of our executive compensation program, each of which is intended to reflect individual and corporate performance: base salary and long-term incentive compensation.

               Executives' base salaries are determined primarily by reference to compensation packages for similarly situated executives of companies of similar size or in comparable lines of business with whom we expect to compete for executive talent and with reference to revenues, gross profits and other financial criteria. The Committee also assesses subjective qualitative factors to discern a particular executive's relative value to the corporate enterprise in establishing base salaries.

               It is the Committee's philosophy that significant stock ownership by management creates a powerful incentive for executives to build long-term shareholder value. Accordingly, the Committee believes that an integral component of executive compensation is the award of equity-based compensation, which is intended to align executives' long-term interests with those of our shareholders.

     Further, on August 16, 2002, the Committee, upon recommendation of management and in keeping with the Executives' Compensation Policies of the Committee, granted incentive stock options under the 2002 Long-Term Incentive Plan to the following persons, and in the following amounts, as set forth below:

  Name and Title                                      Shares Underlying Option
  --------------                                      ------------------------
  M.J. Shaheed, President and CEO                               337,000
  Mary F. Sloat-Horoszko, Secretary and Treasurer               173,000
  Michael D. Young, VP of Operations                            100,000
  Stan Chapman, Controller                                       70,000
  Frank Iaconis, VP of Sales for Summit Media Systems            70,000

     The options expire August 16, 2007. One-half of the options are immediately exercisable and the remainder of the options exercisable commencing February 16, 2003. The exercise price is $0.25 per share. The form of stock option agreement is annexed as an exhibit to this Form 8-K.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

           (a)       Financial Statements - None

           (b)       Pro Forma Financial Information - None

           (c)       Exhibits

                     3(i) Certificate of Amendment of Articles of Incorporation filed with the Nevada Secretary of State on August 29, 2002.

                     10(i)     Form of Incentive Stock Option Agreement

SIGNATURES

     In accordance with Section 13 or 15(d) of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     AuGRID Corporation


Dated: September 23, 2002            By: /s/ M.J. SHAHEED
                                         ----------------
                                         M. J. Shaheed
                                         President and Chief Executive Officer


Dated: September 23, 2002            By: /s/ MARY F. SLOAT-HOROSZKO
                                         --------------------------
                                         Mary F. Sloat-Horoszko
                                         Treasurer/Secretary